UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 21, 2006

SUPERGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27628	91-1841574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4140 Dublin Blvd., Suite 200

Dublin, CA 94568

(Address of principal executive offices, including zip code)

(925) 560-0100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.

On June 21, 2006, SuperGen, Inc., a Delaware corporation (“SuperGen”) announced that it has entered into an Asset Acquisition Agreement with Mayne Pharma (USA), Inc. (“Mayne”), pursuant to which Mayne will acquire the North American rights to Nipent® (pentostatin for injection) and SurfaceSafe® cleaning system from SuperGen for a total maximum consideration of $34 million, including approximately $14 million upon the closing of the transaction.  The remaining payments, other than the $1.0 million escrow, are contingent upon the occurrence of certain key events and achievement of specified revenue milestones.  The transaction has been approved by both companies’ board of directors, and is subject to customary closing conditions, including the execution of a Transition Services Agreement.

The foregoing description of the Asset Acquisition Agreement is qualified entirely by reference to the Asset Acquisition Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 2.05.  Costs Associated with Exit or Disposal Activities.

In connection with the sale of Nipent® (pentostatin for injection) and SurfaceSafe® cleaning system as described in Item 1.01 above, SuperGen will eliminate approximately thirty commercial operations positions.  The terminations will become effective after a transition period, which varies from two to six months following the closing of the transaction, depending on the positions and their relation to the Transition Services Agreement.

SuperGen expects to incur one-time employee termination cash expenditures, including severance pay, retention bonuses, and outplacement costs, totaling approximately $1.9 million. These personnel-related costs are expected to be paid out of proceeds received in the transaction.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

2.1

Asset Acquisition Agreement, dated June 21, 2006, between SuperGen, Inc. and Mayne Pharma (USA), Inc. (the schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERGEN, INC.

By:	/s/ MICHAEL MOLKENTIN
Michael Molkentin Chief Financial Officer

Date:  June 27, 2006

EXHIBIT INDEX

Exhibit No.	Description

2.1

Asset Acquisition Agreement, dated June 21, 2006, between SuperGen, Inc. and Mayne Pharma (USA), Inc. (the schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request)